As filed with the Securities and Exchange Commission on March 21, 2002
                                                      Registration No. 333-82394
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             -----------------------


                          PRE-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                        UNDER THE SECURITIES ACT OF 1933

                             -----------------------

                              CONVERGYS CORPORATION
             (Exact name of registrant as specified in its charter)

                  Ohio                                    31-1598292
(State or other jurisdiction                           (I.R.S. Employer
of incorporation or organization)                    Identification Number)

         201 EAST FOURTH STREET, CINCINNATI, OHIO 45202, (513) 723-7000
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             -----------------------

                              WILLIAM H. HAWKINS II
                          GENERAL COUNSEL AND SECRETARY
                              CONVERGYS CORPORATION
         201 EAST FOURTH STREET, CINCINNATI, OHIO 45202, (513) 723-7000
            (Name, address and telephone number of agent for service)
                             -----------------------

                                   COPIES TO:
                               NEIL GANULIN, ESQ.
                              FROST BROWN TODD LLC
                     2200 PNC CENTER, 201 EAST FIFTH STREET
                             CINCINNATI, OHIO 45202
                                 (513) 651-6800
                             -----------------------

     Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------------------
Title of Each Class of Securities To Be   Amount to Be  Proposed Maximum Offering  Proposed Maximum Aggregate      Amount of
               Registered                Registered(A)      Price Per Unit(B)          Offering Price (B)     Registration Fee (C)
Common Shares, without par value           7,243,401              $31.96                $231,499,095.96             $21,298

-----------------------------------------------------------------------------------------------------------------------------------

(A) This Registration Statement relates to the resale of common shares, without par value, of the Registrant received by persons under the circumstances described herein.

(B) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(c) based on the average of the high and low prices of our common shares as reported on February 5, 2002 on the New York Stock Exchange of $31.96 per share.


(C) Pursuant to Rule 429, 7,666,360 shares of Convergys common stock are being carried forward from Registration Statement No. 333-63922. The Registrant previously paid filing fees with respect to such securities of $62,500. The filing fee above was calculated by multiplying the aggregate offering amount by 0.000092 and relates solely to the registration of 7,243,401 of Convergys common shares for resale by the selling shareholders described in the Prospectus. This amount was previously paid.


Pursuant to Rule 429 of the Securities Act of 1933, the Prospectus contained in this Registration Statement is a Combined Prospectus that also relates to 7,666,360 Convergys common shares registered pursuant, and constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-63922, which became effective on July 20, 2001.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
--------------------------------------------------------------------------------


                   SUBJECT TO COMPLETION, DATED MARCH 21, 2002
PROSPECTUS
                            14,909,761 Common shares
             proposed to be sold by certain selling shareholders OF
                              CONVERGYS CORPORATION


         This prospectus relates to the proposed sale of up 14,909,761 common shares of Convergys Corporation ("Convergys") from time to time by certain selling shareholders or by distributees, pledgees, donees or other successors in interest that receive the shares as a gift, partnership distribution or other non-sale related transfer. The common shares being sold by the selling shareholders were initially issued in connection with our acquisition of all of the outstanding shares of Geneva Technology Limited, a company registered in England and Wales, on April 6, 2001. We will not receive any of the proceeds from the sale of common shares by the selling shareholders.

         You should read this prospectus carefully before you invest. INVESTING IN OUR COMMON SHARES INVOLVES A HIGH DEGREE OF RISK. SEE "FORWARD LOOKING STATEMENTS AND RISK FACTORS" CONTAINED ELSEWHERE IN THIS PROSPECTUS.

         The common stock of Convergys is listed on the New York Stock Exchange under the trading symbol "CVG".

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful and complete. Any representation to the contrary is a criminal offense.


                    This prospectus is dated April ___, 2002

                                TABLE OF CONTENTS

About This Prospectus                                              3
Forward-Looking Information and Risk Factors                       3
Where You Can Find More Information                                3
Convergys Corporation                                              4
Use of Proceeds                                                    4
Description of Common Shares                                       4
Selling Shareholders                                               5
Plan of Distribution                                               7
Legal Matters                                                      7
Experts                                                            7

                              ABOUT THIS PROSPECTUS

         This prospectus is a part of a registration statement that relates to the registration of Convergys common shares for resale by the selling shareholders. You should read the additional information about the selling shareholders described under the heading "Selling Shareholders."

         This prospectus provides you with a general description of the securities that the selling shareholders may offer. Each time a selling shareholder sells securities, the selling shareholder will provide a prospectus that will contain specific information about the terms of that offering. You should read this prospectus together with the additional information described under the heading "Where You Can Find More Information."


                  FORWARD-LOOKING INFORMATION AND RISK FACTORS

         This prospectus and the documents incorporated by reference into this prospectus include "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (the "PSLRA"). The PSLRA provides a "safe harbor" for those statements to encourage companies to provide prospective information about themselves so long as such information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information. All statements other than statements of historical fact made in this prospectus or incorporated by reference are forward-looking. In particular, the statements regarding industry prospects and our future results of operations or financial position are forward-looking statements. Forward-looking statements represent management's current expectations and are inherently uncertain. Investors are warned that our actual results may differ significantly from management's expectations and, therefore, from the results discussed in such forward-looking statements. Factors that might cause such differences include, but are not limited to, the risk factors described in the our Annual Report on Form 10-K.


                       WHERE YOU CAN FIND MORE INFORMATION

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC's web site at http://www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities in Washington, D.C., New York, New York or Chicago, Illinois. You can also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You can also inspect reports, proxy statements and other information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         We are allowed to "incorporate by reference" the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file subsequently with the SEC will automatically update and supersede the information included and/or incorporated by reference in this prospectus. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the initial filing of the registration statement that contains this prospectus and prior to the time that the offering of the securities is completed:


        -     Our Annual Report on Form 10-K for the year ended December 31,
              2001;

        -     Our Current Report on Form 8-K filed on January 22, 2002;

        - The description of our common shares from our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on August 6, 1998 and any amendment or report filed thereafter for the purposes of updating such description; and

        - The description of our preferred share purchase rights from our Registration Statement on Form 8-A filed with the Securities and Exchange Commission on December 23, 1998.

         You may request a copy of these filings (other than exhibits, unless that exhibit is specifically incorporated by reference into that filing) at no cost, by writing or telephoning us at the following address:

         Investor Relations
         Convergys Corporation
         201 East Fourth Street
         Cincinnati, Ohio 45202
         (513) 723-7000

         You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. We are not making an offer of these securities in any state where the state does not permit an offer. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the prospectus.


                              CONVERGYS CORPORATION

         Convergys Corporation is a global leader in the provision of outsourced, integrated billing and customer care services. We focus on developing long-term strategic relationships with clients in customer-intensive industries including telecommunications, cable, broadband, satellite broadcasting, Internet services, technology and financial services. We serve our clients through our two operating segments: (i) the Information Management Group, which provides outsourced billing and information services and software; and (ii) the Customer Management Group, which provides outsourced marketing, customer support services and employee care services. We have developed a large base of recurring revenues by providing value-added billing and customer management solutions for our clients, generally under long-term contracts.

         Our principal executive offices are located at 201 East Fourth Street, Cincinnati, Ohio 45202, and our telephone number is (513) 723-7000. We were organized in Ohio in 1998.


                                 USE OF PROCEEDS

         If any of the selling shareholders sell any common shares offered under this prospectus, we will not receive any proceeds from their sale of common shares.


                          DESCRIPTION OF COMMON SHARES

         We are authorized to issue 505,000,000 shares of all classes of stock, 500,000,000 of which are common shares, without par value, and 5,000,000 of which are preferred shares, without par value, of which 4,000,000 are voting preferred shares. As of December 31, 2001, there were 172,211,264 common shares issued and outstanding and no preferred shares issued and outstanding, although 2,000,000 Series A preferred shares have been authorized in connection with our preferred share purchase rights.

         The Common Shares registered for resale in this prospectus are of the same class as our outstanding Common Shares that are registered pursuant to
Section 12 of the Securities Exchange Act of 1934, as amended. The Common Shares are listed on the New York Stock Exchange under the symbol "CVG".

         The description of our capital stock is available in our filings with the SEC referenced in the section "Where You Can Find More Information" and can be obtained as described in the section "Where You Can Find More Information". The description of our capital stock is a summary only and is qualified in its entirety by the complete provisions of the Amended Articles of Incorporation and Regulations (which are filed as Exhibits to this registration statement) and the preferred share purchase rights agreement, which are incorporated by reference in the registration statement of which this prospectus is a part.


                              SELLING SHAREHOLDERS

         The selling shareholders are former shareholders of Geneva Technology Limited, a company registered in England and Wales, which Convergys acquired on April 6, 2001. In consideration for the shares of Geneva Technology Limited, Convergys issued 14,909,761 of its common shares to the selling shareholders. Thus, except for their acquisition in the Geneva transaction, none of the selling shareholders acquired the Convergys common shares that are being registered for sale hereunder during the past three years. As part of the terms of the acquisition, Convergys agreed to register its common shares issued to the selling shareholders, and this registration statement fulfills Convergys' remaining registration obligations. Pursuant to Registration Statement No. 333-63922, effective July 20, 2001, Convergys previously registered 7,666,360 of its common shares issued to the selling shareholders.

         During the three years prior to Convergys's acquisition of Geneva Technology Limited, no selling shareholder held any positions or offices or had any other material relationships with Convergys or any of its predecessors or affiliates. In December 2000, Convergys did enter into a loan agreement with Geneva Technology Limited to lend it up to $35,000,000, of which $14,923,000 was disbursed prior to the acquisition.


         Since the acquisition, Geneva has changed its name to Convergys EMEA Limited. Steven Edwards, the founder and former Chairman, Chief Technical Officer and director of Geneva, is now the Senior Technical Advisor of Convergys and, in such position, will help identify new market opportunities and help determine the necessary strategy and technology to address these opportunities. Stephen Thomas, the former Chief Executive Officer and director of Geneva, is the President of Convergys EMEA Limited and oversees the full line of Convergys Information Management Group products and the sales, marketing, financial, human resource and technology organizations of Convergys' EMEA. He remains a director of Convergys EMEA. Rosalind A. J. Smith, who was a director of Geneva before the acquisition, remains a director of Convergys EMEA. Many of the selling shareholders were employees of Geneva before its acquisition by Convergys and have remained employees of Convergys EMEA after the acquisition.


         The following table sets forth information with respect to the number of Convergys common shares owned by the selling shareholders named below as adjusted to give effect to the sale of shares offered hereby.

                   INFORMATION CONCERNING SELLING SHAREHOLDERS



Name of Selling Shareholder                   Shares Beneficially    Maximum        Shares Beneficially Owned
                                              Owned Prior to the    Number of       After the Offering (2)(3)
                                                Offering (1)(2)   Common Shares
                                                                  to be Offered(3)

                                               Number    Percent(4)                     Number     Percent (4)
Steven Lloyd Edwards (5) (6) (7) (8)           3,223,543   1.87%           3,223,543       0            0
Rosalind Anita Jane Smith (5) (7) (8)          4,083,542   2.37%           3,908,342       0            0
Stephen Glyn Thomas                            2,168,164   1.26%           2,083,164       0            0
Spectrum Equity Investors III, L.P. (9) (11)   2,351,299   1.37%             235,129       0            0
Spectrum III Entrepreneurs' Fund, L.P. (9)        73,478     *                 7,347       0            0
(11)
Spectrum III Investment Managers' Fund,           24,492     *                 2,449       0            0
L.P. (9) (11)
Geocapital V, L.P. (10) (11)                     885,605     *                88,560       0            0
Geocapital Advisors, L.P. (10) (11)               27,059     *                 2,705       0            0
Geocapital Investors V, L.P. (10) (11)             5,810     *                   581       0            0
Geocapital Eurofund, L.P. (10) (11)              612,317     *                61,231       0            0
Bear Stearns International Limited (6)           857,500     *                     0       0            0
New Hall in Cambridge (7)                      2,500 (7)     *             2,500 (7)       0            0
St. Edmund Hall in Oxford (8)                    (8)                      (8)              0            0
Other selling shareholders (consisting of        594,452     *               372,975       0            0
85 persons who collectively do not own 1%
or more of the outstanding Convergys common
shares) (2)
----------------------------------------------------------------------------------------------------------------
                  TOTAL:                       14,909,761   8.66%          9,988,526       0            0
* Less than 1%


(1) Share ownership figures include the 7,666,360 Convergys common shares previously registered pursuant to Registration Statement No. 333-63922 on July 20, 2001 as well as the 7,243,401 Convergys common shares being registered pursuant to this Registration Statement.


(2) Share ownership figures do not include shares subject to outstanding options which are exercisable by such individuals within 60 days, which shares have been previously registered on Forms S-8. The excluded shares are not subject to sale pursuant to this prospectus. The shares excluded are 5,499 shares for Mr. Edwards, 37,558 shares for Mr. Thomas, 312,980 shares for the other selling shareholders and zero shares for the other persons listed above.


(3) Adjusted for sales and/or distributions of the 7,666,360 Convergys common shares previously registered pursuant to Registration Statement No. 333-63922 and assumes all Convergys common shares being offered pursuant to this prospectus by each selling shareholder are sold.

(4) As a percentage of the 172,211,264 Convergys common shares outstanding as of December 31, 2001.

(5) Mr. Edwards and Ms. Smith are husband and wife, but each disclaims beneficial ownership of the other person's Convergys common shares.

(6) 857,500 Convergys common shares were pledged by Mr. Edwards to Bear, Stearns International Limited ("BSIL") and have been sold by BSIL, as pledgee/selling shareholder, through Bear, Stearns & Co. Inc.

(7) Mr. Edwards has donated 2,500 Convergys common shares to New Hall in Cambridge. Mr. Edwards and Ms. Smith have indicated that, in the future, each may donate an additional indeterminate number of Convergys common shares to New Hall in Cambridge.

(8) Mr. Edwards and Ms. Smith have indicated that, in the future, each may donate an indeterminate number of Convergys common shares to St. Edmund Hall in Oxford.

(9) Since they control the general partner of one or more of the Spectrum venture funds identified in the above table, the following individuals may be deemed to have voting or investment control over the Convergys common shares held by such venture funds: Brion B. Applegate, William P. Collatos, Kevin J. Maroni, Neal M. Douglas and/or Randy J. Henderson. Each of the foregoing individuals disclaims beneficial ownership of the Convergys common shares held by the Spectrum venture funds.

(10) Since they control the general partner of one or more of the Geocapital venture funds identified in the above table, the following individuals may be deemed to have voting or investment control over the Convergys common shares held by such venture funds: Stephen J. Clearman, Lawrence W. Lepard and/or Richard A. Vines. Each of the foregoing individuals disclaims beneficial ownership of the Convergys common shares held by the Geocapital venture funds.

(11) The venture funds identified in the table above may distribute the Convergys common shares, listed in the Maximum Number of Common Shares to be Offered column, to their limited and/or general partners who may sell such shares pursuant to this Prospectus. The venture funds may distribute the Convergys common shares as follows: Spectrum Equity Investors III, L.P. to 66 partners; Spectrum III Entrepreneurs' Fund, L.P. to 91 partners; Spectrum III Investment Managers Fund, LP to 24 partners; Geocapital V, L.P. to 34 partners; Geocapital Advisors, L.P. to 44 partners; Geocapital Investors V, L.P. to 15 partners; and Geocapital Eurofund, L.P. to 55 partners. To the funds' knowledge, none of the partners to whom the funds may distribute the Convergys common shares own either prior to or after this offering 1% or more of the outstanding Convergys common shares.

                              PLAN OF DISTRIBUTION

PLAN OF DISTRIBUTION BY SELLING SHAREHOLDERS

         Pursuant to this prospectus, the selling shareholders may collectively sell or distribute up to 7,243,401 common shares from time to time through dealers or brokers or other agents or directly to one or more purchasers in a variety of ways, including:

        - transactions, which may involve crosses and block transactions, on the New York Stock Exchange on which the common shares are listed for trading;

        -     privately negotiated transactions;

        -     in the over-the-counter market;

        -     in brokerage transactions; or

        -     in a combination of these types of transactions.

These transactions may be effected by the selling shareholders at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed.

         The selling shareholders may enter into hedging transactions with broker-dealers in connection with distribution of the shares or otherwise. In such transactions, broker-dealers may engage in short sales of the shares in the course of hedging the positions they assume with selling shareholders. The selling shareholders may also sell shares short and redeliver the shares to close out such short positions. The selling shareholders may enter into option, forward sales or other transactions with broker-dealers which may require the delivery to the broker-dealer of the shares. The broker-dealer may then resell or otherwise transfer such shares pursuant to this prospectus. The selling shareholders also may loan or pledge the shares to a broker-dealer. The broker-dealer may sell the shares so loaned or upon a default the broker-dealer may sell the pledged shares pursuant to this prospectus.

         Those selling shareholders, which are venture funds, may distribute the Convergys common shares held by them, from time to time, to their limited and/or general partners who may sell such shares pursuant to this prospectus. To the funds' knowledge, none of the persons to whom the funds distribute the Convergys common shares will own, either prior to or after the offering, 1% or more of the outstanding Convergys common shares.

         The selling shareholders may also transfer shares that they own by gift, and, upon such transfer, the donee would have the same right of sale as the selling shareholder.

         Any Convergys common shares covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.


                                  LEGAL MATTERS

         The validity of the securities will be passed upon for us by Frost Brown Todd LLC, Cincinnati, Ohio.


                                     EXPERTS


         The Convergys consolidated financial statements and related financial statement schedule incorporated by reference in this registration statement from Convergys's Annual Report on Form 10-K as of and for the year ended December 31, 2001 have been audited by Ernst & Young LLP, independent auditors, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm, given upon their authority as experts in accounting and auditing. The Convergys consolidated financial statements and related financial statement schedule as of and for the two years ended December 31, 2000 have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their report, which is incorporated herein by reference, and have been so incorporated in reliance upon the reports of such firm, given upon their authority as experts in accounting and auditing.


                                 * * * * * * * *

         Convergys has not authorized anyone to give any information or make any representation about Convergys that is different from, or in addition to, that contained in this prospectus or in any of the materials that have been incorporated into this document. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this document speaks only as of the date of this document unless the information specifically indicates that another date applies.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses in connection with the issuance and distribution of the securities registered hereby:

                          SEC registration fee                $      21,500
                          Printing and engraving costs        $       8,500
                          Legal fees and expenses             $      30,000
                          Accounting fees and expenses        $      30,000
                          Miscellaneous                       $      10,000
                                                                 ---------------
                                            Total             $     100,000
                                                                 ===============

ITEM 15.  INDEMNIFICATION OF OFFICERS AND DIRECTORS.


         Section 1701.13(E) of the Ohio Revised Code permits Convergys to indemnify any person against expenses (including attorney's fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by him or her in connection with any threatened, pending or completed action, suit or proceeding in which such person is made a party by reason of his or her being or having been a director, officer, employee or agent of the corporation, under the circumstances described in and upon satisfaction of the conditions set forth in the statute. The statute provides that indemnification pursuant to its provisions is not exclusive of other rights of indemnification to which a person may be entitled under the registrant's Amended Articles of Incorporation, the registrant's Regulations, any agreement, a vote of shareholders or disinterested directors, or otherwise.


         There are no provisions in the registrant's Amended Articles of Incorporation by which an officer or director may be indemnified against any liability which he or she may incur in his or her capacity as such. However, the registrant has indemnification provisions in its Regulations which provide that the registrant will, to the full extent permitted by Ohio law, indemnify all persons whom it may indemnify under such law.

         The registrant provides liability insurance for its directors and officers for certain losses arising from certain claims and charges, including claims and charges under the Securities Act of 1933, as amended, which may be made against such persons while acting in their capacities as directors and officers of the registrant.

         The above discussion of the Amended Articles of Incorporation, Regulations, and Section 1701.13(E) of the Ohio Revised Code is not intended to be exhaustive and is respectively qualified in its entirety by the Amended Articles of Incorporation, Regulations, and such statute.

ITEM 16.  EXHIBITS.

         A list of exhibits filed herewith or incorporated by reference is contained in the Exhibit Index which is incorporated herein by reference.

ITEM 17.  UNDERTAKINGS.

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that paragraphs (1)(i) and
         (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, pursuant to the provisions referred to in Item 15, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized in the County of Hamilton, State of Ohio, on March 20, 2002.


                                        Convergys Corporation
                                        By:  /s/ Steven G. Rolls
                                            ------------------------------------
                                            Steven G. Rolls
                                            Chief Financial Officer


         Pursuant to the requirements of the Securities Act of 1933, this Pre-Effective Amendment No. 1 to the Registration Statement on Form S-3 has been signed by the following persons in the capacities indicated on March 20, 2002.



/s/ James F. Orr                                       Principal Executive Officer: Chairman of the Board;
                                                       President; Chief Executive Officer; and Director
---------------------------------------------------
James F. Orr

/s/ Steven G. Rolls                                    Principal Financial Officer: Chief Financial Officer
---------------------------------------------------
Steven G. Rolls

/s/ Andre S. Valentine*                                Principal Accounting Officer: Vice President and Controller
---------------------------------------------------
Andre S. Valentine

/s/ John F. Barrett*                                   Director
---------------------------------------------------
John F. Barrett

/s/ Judith G. Boynton*                                 Director
---------------------------------------------------
Judith G. Boynton

/s/ Gary C. Butler*                                    Director
---------------------------------------------------
Gary C. Butler

/s/ David B. Dillon*                                   Director
---------------------------------------------------
David B. Dillon

/s/ Eric C. Fast*                                      Director
---------------------------------------------------
Eric C. Fast

/s/ Joseph E. Gibbs*                                   Director
---------------------------------------------------
Joseph E. Gibbs

/s/ Roger L. Howe*                                     Director
---------------------------------------------------
Roger L. Howe

/s/ Steven C. Mason*                                   Director
---------------------------------------------------
Steven C. Mason

/s/ Philip A. Odeen*                                   Director
---------------------------------------------------
Philip A. Odeen

/s/ Sidney A. Ribeau*                                  Director
---------------------------------------------------
Sidney A. Ribeau

/s/ Brian H. Rowe*                                     Director
---------------------------------------------------
Brian H. Rowe

/s/ James M. Zimmerman*                                Director
---------------------------------------------------
James M. Zimmerman

*  /s/ William H. Hawkins II                           March 20, 2002
---------------------------------------------------
   William H. Hawkins II
   as attorney-in-fact

                                  EXHIBIT INDEX

 Exhibit                                  Description
 Number                                   -----------
 ------

3.1*              Amended Articles of Incorporation of the Registrant (Filed as
                  Exhibit 3.1 to Registration Statement No. 333-43404 and incorporated by reference herein)

3.2* Regulations of the Registrant (Filed as Exhibit 3.2 to Registration Statement No. 333-53619 and incorporated by reference herein)

4.1* Form of Registration Rights Agreement, dated as of April 6, 2001, between the Registrant and the shareholders of Geneva Technology Limited (Filed as Exhibit 4.1 to Registration Statement No. 333-63922 and incorporated by reference herein)


5.1* Opinion of Frost Brown Todd LLC (Filed as Exhibit 5.1 to Registration Statement No. 333-82394 and incorporated by reference herein)


23.1 Consent of PricewaterhouseCoopers LLP, independent accountants of the Registrant

23.2              Consent of KPMG, Chartered Accountants, Registered Auditors


23.3              Consent of Ernst & Young, LLP, independent auditors of the
                  Registrant

23.4*             Consent of Frost Brown Todd LLC (included in and filed as
                  Exhibit 5.1 to Registration Statement No. 333-82394 and incorporated by reference herein)

24* Power of Attorney (Filed as Exhibit 24 to Registration Statement No. 333-82394 and incorporated by reference herein)











--------

*Previously Filed